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FOR IMMEDIATE RELEASE


                          BERKSHIRE HILLS BANCORP, INC.
                       OPENS FIRST FULL SERVICE BRANCH IN
                             ALBANY, NEW YORK REGION


                         FULL SERVICE BRANCH LOCATED AT
                                 41 STATE STREET


PITTSFIELD, MA, June 28, 2005 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX:BHL), the holding company for Berkshire Bank (the "Bank") announced today that the Bank has opened a full service branch at 41 State Street in downtown Albany, New York. This is the Bank's second branch in the State of New York. The Bank offers a full array of its financial products and services at this branch, including personal and business checking and savings accounts, certificates of deposit, IRAs, safe deposit boxes, residential and commercial mortgages, auto loans and a wide variety of other types of consumer loans, home equity loans, retirement products and wealth and investment management.

The Bank purchased its first New York branch, located in Oriskany Falls, from The National Bank of Vernon in October 2004. The Bank also maintains a representative office at 54 State Street in Albany, which it opened in July 2004.

Commenting on the Bank's continued expansion in New York, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank, said, "As I stated one year ago when we announced the opening of our representative office in Albany, Berkshire Bank has developed relationships with many commercial loan customers in Albany and the surrounding areas and we plan to build on those relationships and establish new ones. We have assembled a great team in Albany and are very pleased with the location of our branch in one of the major buildings in the heart of downtown Albany."


The manager of this new branch is Thomas Kraupner, a resident of Glenmont, New York. He comes to the Bank from KeyBank in Albany where he was employed since 2002, most recently as a Sales and Service Manager.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

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Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (WWW.SEC.GOV) and to which reference
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is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


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Media contact:

Michael P. Daly
President and Chief Executive Officer
Berkshire Hills Bancorp, Inc.
(413) 236-3194